Exhibit 99.1

FS KKR Capital Corp. Announces First Quarter 2022 Results and Declares Second Quarter 2022 Dividend of $0.68 per share

PHILADELPHIA, PA AND NEW YORK, NY – May 9, 2022 – FS KKR Capital Corp. (NYSE: FSK), today announced its financial and operating results for the quarter ended March 31, 2022, and that its board of directors has declared a second quarter 2022 distribution totaling $0.68 per share.

Financial and Operating Highlights for the Quarter Ended March 31, 2022(1)

•	Net investment income of $0.77 per share, compared to $0.66 per share for the quarter ended December 31, 2021

•	Adjusted net investment income(2) of $0.72 per share, compared to $0.65 per share for the quarter ended December 31, 2021

•	Net asset value of $27.33 per share, compared to $27.17 per share as of December 31, 2021

•	Total net realized and unrealized gain of $0.02 per share, compared to a total net realized and unrealized loss of $0.02 per share for the quarter ended December 31, 2021

•	Adjusted net realized and unrealized gain(2) of $0.07 per share, compared to $0.03 per share for the quarter ended December 31, 2021

•	Total purchases of $2.1 billion versus $1.7 billion of sales and repayments, including $0.6 billion of sales to its joint venture Credit Opportunities Partners JV, LLC

•	Net debt to equity ratio(3) as of March 31, 2022 was 112%, compared to 107% as of December 31, 2021

•	Paid cash distributions to stockholders totaling $0.63 per share(4)

“FSK is off to a positive start in 2022, as we continue to execute our strategy and build on the momentum we created during 2021,” said Michael C. Forman, Chief Executive Officer & Chairman. “During the first quarter, we generated adjusted net investment income of $0.72, our investment team originated $2.1 billion of new investments, and our Net Asset Value increased to $27.33 per share at the end of the quarter. Additionally, we continue to make significant progress on our net investment income growth opportunities, which gives us confidence in our ability to continue to deliver strong financial results for our shareholders.”

Declaration of Distribution for Second Quarter 2022

FSK’s board of directors has declared a cash distribution for the second quarter of $0.68 per share, which will be paid on or about July 5, 2022 to stockholders of record as of the close of business on June 15, 2022.

Portfolio Highlights as of March 31, 2022

•	Total fair value of investments was $16.6 billion of which 69% was invested in senior secured securities.

•

Weighted average annual yield on accruing debt investments(5) was 8.9%, compared to 9.2% as of December 31, 2021. Excluding the impact of merger accounting, weighted average annual yield on accruing debt investments was 8.3%, compared to 8.4% as of December 31, 2021.

•

Weighted average annual yield on all debt investments(5) was 8.6%, compared to 8.7% as of December 31, 2021. Excluding the impact of merger accounting, weighted average annual yield on all debt investments was 7.9%, compared to 7.9% as of December 31, 2021.

•	Exposure to the top ten largest portfolio companies by fair value was 19% as of March 31, 2022, compared to 19% as of December 31, 2021.

•

As of March 31, 2022, investments on non-accrual status represented 1.5% and 3.2% of the total investment portfolio at fair value and amortized cost, respectively, compared to 1.9% and 3.9% as of December 31, 2021.

Portfolio Data	As of March 31, 2022	As of December 31, 2021
Total fair value of investments	$16,554	$16,101
Asset Class (based on fair value)
Senior Secured Loans — First Lien	59.9%	60.7%
Senior Secured Loans — Second Lien	8.6%	9.7%
Other Senior Secured Debt	0.7%	0.7%
Subordinated Debt	0.5%	0.7%
Asset Based Finance	13.2%	13.9%
Credit Opportunities Partners JV, LLC	8.9%	8.7%
Equity/Other	8.2%	5.6%
Interest Rate Type (based on fair value)
% Variable Rate Debt Investments	68.9%	69.7%
% Fixed Rate Debt Investments	10.2%	10.2%
% Other Income Producing Investments	14.4%	13.1%
% Non-Income Producing Investments(7)	5.0%	5.1%
% of Investments on Non-Accrual(6)	1.5%	1.9%

Leverage and Liquidity as of March 31, 2022

•

Net debt to equity ratio(3) of 112%, based on $9.9 billion in total debt outstanding, $369 million of cash and foreign currency and $823 million of net receivable for investments sold and repaid and stockholders’ equity of $7.8 billion. FSK’s weighted average effective interest rate (including the effect of non-usage fees) was 3.14%.

•	Cash and foreign currency of $369 million and availability under its financing arrangements of $1,409 million, subject to borrowing base and other limitations.

•	As of March 31, 2022, 53% of the Company’s approximately $9,879 million of total debt outstanding was in unsecured debt and 47% in secured debt.

Conference Call Information

FSK will host a conference call at 9:00 a.m. (Eastern Time) on Tuesday, May 10, 2022, to discuss its first quarter 2022 financial and operating results. All interested parties are welcome to participate. Interested parties can access the conference call by dialing (833) 818-6808 and using the conference ID 9807798 approximately 10 minutes prior to the call. The conference call also will be webcast, which can be accessed from the Investor Relations section of FSK’s website at www.fskkradvisor.com under Events.

A replay of the call will be available shortly after the end of the call for a period of 30 days following the call by visiting the Investor Relations section of FSK’s website at www.fskkradvisor.com under Events or by dialing (855) 859-2056 and using conference ID 9807798.

Supplemental Information

An investor presentation containing financial and operating information will be made available prior to the call in the Investor Relations section of FSK’s website at www.fskkradvisor.com under Earnings presentations.

About FS KKR Capital Corp.

FSK is a leading publicly traded business development company (BDC) focused on providing customized credit solutions to private middle market U.S. companies. FSK seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies. FSK is advised by FS/KKR Advisor, LLC. For more information, please visit www.fskkradvisor.com.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (FS/KKR) is a partnership between FS Investments and KKR Credit that serves as the investment adviser to FSK.

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth, and focuses on setting industry standards for investor protection, education and transparency. FS Investments is headquartered in Philadelphia, PA with offices in New York, NY, Orlando, FL and Leawood, KS. Visit www.fsinvestments.com to learn more.

KKR Credit is a subsidiary of KKR & Co. Inc., a leading global investment firm that manages multiple alternative asset classes, including private equity, credit and real assets, with strategic manager partnerships that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com and on Twitter @KKR_Co.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to future events or future performance or operations of FSK. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSK’s operations or the economy generally due to terrorism, geo-political risks, natural disasters or pandemics such as COVID-19, future changes in laws or regulations and conditions in FSK’s operating area and the price at which shares of FSK’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSK makes with the SEC. FSK undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The press release above contains summaries of certain financial and statistical information about FSK. The information contained in this press release is summary information that is intended to be considered in the context of FSK’s SEC filings and other public announcements that FSK may make, by press release or otherwise, from time to time. FSK undertakes no duty or obligation to update or revise the information contained in this press release. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. Investors should not view the past performance of FSK, or information about the market, as indicative of FSK’s future results.

Other Information

The information in this press release is summary information only and should be read in conjunction with FSK’s quarterly report on Form 10-Q for the quarter ended March 31, 2022, which FSK filed with the U.S. Securities and Exchange Commission (the SEC) on May 9, 2022, as well as FSK’s other reports filed with the SEC. A copy of FSK’s quarterly report on Form 10-Q for the quarter ended March 31, 2022 and FSK’s other reports filed with the SEC can be found on FSK’s website at www.fskkradvisor.com and the SEC’s website at www.sec.gov.

Certain Information About Distributions

The determination of the tax attributes of FSK’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSK intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The timing and amount of any future distributions on FSK’s shares of common stock are subject to applicable legal restrictions and the sole discretion of its board of directors. There can be no assurance as to the amount or timing of any such future distributions.

FSK may fund its cash distributions to stockholders from any sources of funds legally available to it, including net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies, proceeds from the sale of shares of FSK’s common stock and borrowings. FSK has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSK will be able to pay distributions at a specific rate or at all.

Contact Information:

Investor Relations Contact

Robert Paun

Robert.Paun@fsinvestments.com

FS Investments Media Team

Melanie Hemmert

Melanie.Hemmert@fsinvestments.com

Consolidated Statements of Operations

(in millions, except share and per share amounts)

	Three Months Ended
	March 31,
	2022	2021
Investment income
Interest income	$241	$87
Paid-in-kind interest income	18	10
Fee income	27	11
Dividend and other income	8	4
From non-controlled/affiliated investments:
Interest income	10	3
Paid-in-kind interest income	11	6
Fee income	2	—
Dividend and other income	5	0
From controlled/affiliated investments:
Interest income	10	2
Paid-in-kind interest income	14	1
Fee income	0	—
Dividend and other income	50	27

Total investment income	396	151

Operating expenses
Management fees	62	25
Subordinated income incentive fees	40	—
Administrative services expenses	4	2
Accounting and administrative fees	1	1
Interest expense	77	42
Other general and administrative expenses	7	3

Total operating expenses	191	73
Incentive fee waiver	(15)	—

Net expenses	176	73

Net investment income	220	78

Realized and unrealized gain/loss
Net realized gain (loss) on investments:
Non-controlled/unaffiliated investments	(26)	(83)
Non-controlled/affiliated investments	(6)	—
Controlled/affiliated investments	—	(43)
Net realized gain (loss) on foreign currency forward contracts	5	—
Net realized gain (loss) on foreign currency	1	(2)
Net change in unrealized appreciation (depreciation) on investments:
Non-controlled/unaffiliated investments	(40)	109
Non-controlled/affiliated investments	30	27
Controlled/affiliated investments	37	106
Net change in unrealized appreciation (depreciation) on foreign currency forward contracts	1	1
Net change in unrealized gain (loss) on foreign currency	3	6

Total net realized and unrealized gain (loss)	$5	$121

Net increase (decrease) in net assets resulting from operations	$225	$199

Per share information—basic and diluted
Net increase (decrease) in net assets resulting from operations (Earnings (Losses) per Share)	$0.79	$1.61

Weighted average shares outstanding	284,323,542	123,755,965

Consolidated Balance Sheets

(in millions, except share and per share amounts)

	March 31, 2022
	(Unaudited)	December 31, 2021
Assets
Investments, at fair value
Non-controlled/unaffiliated investments (amortized cost—$12,374 and $12,419, respectively)	$12,473	$12,558
Non-controlled/affiliated investments (amortized cost—$1,048 and $860, respectively)	1,077	859
Controlled/affiliated investments (amortized cost—$3,061 and $2,778, respectively)	3,004	2,684

Total investments, at fair value (amortized cost—$16,483 and $16,057, respectively)	16,554	16,101
Cash	362	258
Foreign currency, at fair value (cost—$7 and $119, respectively)	7	119
Receivable for investments sold and repaid	856	567
Income receivable	176	153
Unrealized appreciation on foreign currency forward contracts	10	9
Deferred financing costs	15	16
Prepaid expenses and other assets	5	5

Total assets	$17,985	$17,228

Liabilities
Payable for investments purchased	$33	$2
Debt (net of deferred financing costs of $42 and $38, respectively)	9,835	9,142
Unrealized depreciation on foreign currency forward contracts	1	1
Stockholder distributions payable	179	176
Management fees payable	62	60
Subordinated income incentive fees payable	25	19
Administrative services expense payable	7	5
Interest payable	66	70
Other accrued expenses and liabilities	10	23

Total liabilities	10,218	9,498

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 750,000,000 shares authorized, 284,138,163 and 284,543,091 shares issued and outstanding, respectively	0	0
Capital in excess of par value	9,649	9,658
Retained earnings (accumulated deficit)	(1,882)	(1,928)

Total stockholders’ equity	7,767	7,730

Total liabilities and stockholders’ equity	$17,985	$17,228

Net asset value per share of common stock at period end	$27.33	$27.17

Non-GAAP Financial Measures

This press release contains certain financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). FSK uses these non-GAAP financial measures internally in analyzing financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing FSK’s financial results with other BDCs.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with FSK’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures has been provided in this press release, and investors are encouraged to review the reconciliation.

Reconciliation of Non-GAAP Financial Measures(1)

	Three Months Ended
	March 31, 2022	December 31, 2021
GAAP net investment income per share	$0.77	$0.66
Accretion resulting from merger accounting	$(0.05)	$(0.05)
Excise Taxes	$—	$0.04
Adjusted net investment income per share(2)	$0.72	$0.65
GAAP Net realized and unrealized gain (loss) per share	$0.02	$(0.02)
Unrealized appreciation from merger accounting	$0.05	$0.05
Adjusted net realized and unrealized gain	$0.07	$0.03

1)	Per share data was derived by using the weighted average shares of FSK’s common stock outstanding during the applicable period. Per share numbers may not sum due to rounding.

2)

Adjusted net investment income is a non-GAAP financial measure. Adjusted net investment income is presented for all periods as GAAP net investment income excluding (i) the accrual for the capital gains incentive fee for realized and unrealized gains; (ii) excise taxes (iii) the impact of accretion resulting from merger accounting; and (iv) certain non-recurring operating expenses that are one-time in nature and are not representative of ongoing operating expenses incurred during FSK’s normal course of business (referred to herein as one-time expenses). FSK uses this non-GAAP financial measure internally in analyzing financial results and believes that the use of this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing its financial results with other business development companies. Adjusted net realized and unrealized gain is a non-GAAP financial measure. Adjusted net realized and unrealized gain is presented for all periods as GAAP realized and unrealized gains to exclude the impact of the merger accounting. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. A reconciliation of GAAP net investment income to adjusted net investment income and GAAP net realized and unrealized gain to adjusted net realized and unrealized gain can be found above.

3)	Net debt to equity ratio is debt outstanding, net of cash and foreign currency and net payable/receivable for investments purchased/sold and repaid, divided by net assets.

4)	The per share data for distributions reflects the amount of distributions paid per share of our common stock to stockholders of record during each applicable period.

5)

See FSK’s quarterly report on Form 10-Q for the quarter ended March 31, 2022 for important information, including information related to the calculation and definition of weighted average annual yield on accruing debt investments, weighted average annual yield on all debt investments, variable rate debt investments, fixed rate debt investments, other income producing investments and non-income producing investments.

6)	Interest income is recorded on an accrual basis. See FSK’s quarterly report on Form 10-Q for the quarter ended March 31, 2022 for a description of FSK’s revenue recognition policy.

7)	Does not include investments on non-accrual status.